UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 20, 2009
SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation or organization)	(Commission File	(I.R.S. Employer Identification No.)
Number)

970 East 64th Street, Cleveland Ohio		44103

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 881-8600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
On January 20, 2009, SIFCO Industries, Inc. (the “Company”) announced it will explore strategic alternatives for its small aerospace turbine engine component repair business located in Minneapolis, Minnesota for the purpose of enhancing shareholder value. The Company will conduct an orderly and comprehensive review and evaluation of strategic alternatives available to it, including a divestiture of its small aerospace turbine engine component repair business.
There can be no assurance that the exploration of strategic alternatives will result in any transaction. The Company does not anticipate any further public comment on this issue unless and until the Company’s Board of Directors deems it necessary and appropriate. A copy of the press release is furnished herewith as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Press Release dated January 20, 2009

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)
Date: January 20, 2009	/s/ Frank A. Cappello
Frank A. Cappello
Vice President – Finance and Chief Financial Officer (Principal Financial Officer)